EXHIBIT 99.1
Consolidated Financial Statements
Board of Trade of the City of New York, Inc. and Subsidiary
Years ended December 31, 2006, 2005 and 2004
with Report of Independent Auditors

Board of Trade of the City of New York, Inc. and Subsidiary
Consolidated Financial Statements
Years ended December 31, 2006, 2005 and 2004
Contents

Report of Independent Auditors
To the Board of Governors and Members of the
  Board of Trade of the City of New York, Inc.
We have audited the accompanying consolidated balance sheets of the Board of Trade of the City of New York, Inc. (a New York corporation) and subsidiary (together, the “Exchange”) as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Exchange’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Exchange’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Exchange’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Board of Trade of the City of New York, Inc. and subsidiary at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
March 5, 2007

Board of Trade of the City of New York, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$37,348,088	$15,957,860
Cash—clearing member deposits	672,850,568	496,742,854
Cash—clearing member variation deposits	5,750,000	7,575,000
Short-term investments	3,081,769	13,143,067
Customer accounts receivable	7,126,660	7,424,671
Prepaid expenses and other assets	1,172,418	1,491,848
Current deferred tax asset	258,537	256,232

Total current assets	727,588,040	542,591,532

Noncurrent assets:
Furniture, equipment and leasehold improvements, net	22,514,240	21,230,871
Non-current deferred tax assets	9,027,008	8,294,688

Total noncurrent assets	31,541,248	29,525,559

Total assets	$759,129,288	$572,117,091

Liabilities and members’ equity
Current liabilities:
Accounts payable and accrued expenses	$15,028,624	$5,445,209
Due to members	678,600,568	504,317,854
LRPAC payable	244,517	1,105,000
Deferred revenue	99,310	103,410
Income taxes payable	1,665,526	2,991,903

Total current liabilities	695,638,545	513,963,376

Noncurrent liabilities:
Deferred rent	817,160	678,782
Deferred tax liabilities	10,946,944	11,687,650
Future rent liability	—	6,405,416
Long-term portion of NYS Grant	12,232,502	13,980,002

Total noncurrent liabilities	23,996,606	32,751,850

Total liabilities	719,635,151	546,715,226

Members’ equity	39,494,137	25,401,865

Total liabilities and members’ equity	$759,129,288	$572,117,091

See accompanying notes to consolidated financial statements.

Board of Trade of the City of New York, Inc. and Subsidiary
Consolidated Statements of Income

	Year ended December 31
	2006	2005	2004

Revenues
Transaction fees	$69,745,442	$62,546,225	$51,332,780
Market data fees	19,746,821	17,774,434	17,272,912
Other	6,276,727	5,318,575	5,057,104

Total revenues	95,768,990	85,639,234	73,662,796

Operating expenses
Compensation and benefits	32,110,941	28,075,871	26,932,370
Professional services	8,979,485	4,919,517	4,341,369
Selling, general and administrative	23,436,347	22,507,577	19,668,338
Termination of CFFE and OCC agreements	—	—	5,500,000
Depreciation and amortization	5,942,955	5,919,790	4,811,627

Total operating expenses	70,469,728	61,422,755	61,253,704

Operating income	25,299,262	24,216,479	12,409,092

Interest income	2,280,521	1,300,463	898,698
Interest expense	—	—	(733,425)
Income before taxes	27,579,783	25,516,942	12,574,365
Income tax provision	13,498,582	12,595,158	6,354,752

Net income	$14,081,201	$12,921,784	$6,219,613

See accompanying notes to consolidated financial statements.

Board of Trade of the City of New York, Inc. and Subsidiary
Consolidated Statements of Changes in Members’ Equity

		Accumulated
		Other	Total
	Members’	Comprehensive	Members’
	Equity	Gains (Losses)	Equity

Balance, January 1, 2004	$5,893,139	$18,792	$5,911,931
Change in unrealized losses on available-for-sale securities, net of taxes	—	(18,454)	(18,454)
Net income	6,219,613	—	6,219,613

Comprehensive income	6,219,613	(18,454)	6,201,159

Sale of option permits	378,400	—	378,400

Balance, December 31, 2004	12,491,152	338	12,491,490
Change in unrealized losses on available-for-sale securities, net of taxes	—	(11,409)	(11,409)
Net income	12,921,784	—	12,921,784

Comprehensive income	12,921,784	(11,409)	12,910,375

Balance, December 31, 2005	25,412,936	(11,071)	25,401,865
Change in unrealized gains on available-for-sale securities, net of taxes	—	11,071	11,071
Net income	14,081,201	—	14,081,201

Comprehensive income	14,081,201	11,071	14,092,272

Balance, December 31, 2006	$39,494,137	$—	$39,494,137

See accompanying notes to consolidated financial statements.

Board of Trade of the City of New York, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	Year ended December 31
	2006	2005	2004

Cash flows from operating activities
Net income	$14,081,201	$12,921,784	$6,219,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,942,955	5,919,790	4,811,627
Deferred income taxes	(1,481,830)	(1,122,370)	2,213,234
Amortization of discount on notes payable	—	—	275,198
Amortization of premiums and discounts on marketable securities	(80,859)	(454,666)	(190,315)
Loss on disposal of fixed assets	35,425	82,054	36,407
Realized (gains) losses on sales of marketable securities	(24,506)	15,100	3,255
(Increase) decrease in operating assets:
Cash—clearing member deposits	(176,107,714)	(98,795,950)	(114,333,646)
Cash—clearing member variation deposits	1,825,000	(7,575,000)	8,920,000
Customer accounts receivable	298,011	(1,735,166)	(644,504)
Prepaid expenses and other assets	319,430	228,933	195,944
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	3,177,996	214,666	(3,287,880)
Due to members	174,282,714	106,370,950	105,413,646
Income taxes payable	(1,326,377)	967,528	1,990,896
LRPAC payable	(860,483)	64,997	110,000
Deferred revenue	(4,100)	(28,884)	61,144
Deferred rent	138,378	86,502	95,930

Net cash provided by operating activities	20,215,241	17,160,268	11,890,549

Cash flows from investing activities
Purchases of marketable securities	(63,121,735)	(39,546,683)	(28,714,042)
Sales of marketable securities	73,305,968	37,458,789	33,088,330
Purchases of furniture, equipment and leasehold improvements	(9,009,246)	(3,331,139)	(5,417,545)

Net cash provided by (used in) investing activities	1,174,987	(5,419,033)	(1,043,257)

Cash flows from financing activities
Payments to members related to notes payable	—	—	(8,953,817)
Sale of option permits	—	—	378,400
Capital lease	—	—	(7,639,378)

Net cash used in financing activities	—	—	(16,214,795)

Net increase (decrease) in cash and cash equivalents	21,390,228	11,741,235	(5,367,503)
Cash and cash equivalents, beginning of year	15,957,860	4,216,625	9,584,128

Cash and cash equivalents, end of year	$37,348,088	$15,957,860	$4,216,625

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest—notes	$—	$—	$274,565

Interest—capital lease	$—	$—	$421,360

Income taxes	$16,300,288	$12,750,000	$2,150,330

See accompanying notes to consolidated financial statements.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006
1. Organization
The Board of Trade of the City of New York, Inc. and subsidiary, (the “Exchange” or “NYBOT®”) is a membership corporation organized pursuant to the New York State Not-for-Profit Corporation Law. The Exchange was formed on June 10, 1998 for the purpose of combining the Coffee, Sugar & Cocoa Exchange, Inc. (the “CSCE”) with the New York Cotton Exchange, Inc. (the “NYCE”). The merger provided for the corporate reorganization of CSCE and NYCE as wholly-owned subsidiaries of the Exchange. New York Clearing Corporation (“NYCC”) is a wholly owned subsidiary of NYBOT and provides clearing and settlement services to the Exchange. The Exchange is operated and managed on an integrated basis as a single operating segment.
Effective June 10, 2004, the two classes of full membership were united into one class of full NYBOT membership with identical trading and other rights. Class A members were former full members of CSCE and Class B members were former full members of NYCE. At December 31, 2006, there were 967 full NYBOT memberships. Each full NYBOT member is entitled to one vote on any membership matter. In addition, the Exchange has various types of permits, which entitle the holder to certain trading rights.
Under a Seat Restructuring Plan, as approved in principle by the NYBOT Board of Governors in September 2002, the Exchange established a NYBOT option permit. The holder of an option permit may trade every option contract listed on NYBOT. The option permit took effect in June 2004. A NYBOT option permit could be obtained by combining the trading rights of a CSCE associate membership and a NYCE option permit. Because of the imbalance in the number of CSCE associate memberships and NYCE option permits, a CSCE associate member or a NYCE option permit holder could pay to the Exchange $8,600 in lieu of acquiring one NYCE option permit. The Exchange sold 44 such permits in 2004 at a value of $378,400.
As described in Note 7, the Class A and Class B members were issued promissory notes in connection with the merger. After the notes to the Class A and Class B members were paid in full, Class A and Class B memberships were united into one class of full members with identical trading and other rights. Until then, Class A and Class B members had retained their preexisting trading rights and privileges as members of CSCE and NYCE, respectively.
On September 11, 2001, as a result of terrorist actions, the Exchange’s premises at 4 World Trade Center were destroyed (the “Events of September 11th”). The Exchange and its subsidiary subsequently relocated to alternative premises within New York, as described in Note 12.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies
Consolidation
The consolidated financial statements include the accounts of the Exchange and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.
Recent Accounting Pronouncement
In June 2006, the Financial Accounting Standards Board issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainties in Income Taxes—an Interpretation of FASB Statement No. 109.” FIN No. 48 clarifies the accounting and reporting for uncertainties in income tax law and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Exchange is currently evaluating the impact, if any, that the adoption of FIN No. 48 will have on the Exchange’s consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Exchange considers all highly liquid investments with remaining maturities of 90 days or less at time of purchase to be cash equivalents.
Short-term Investments
Transactions in marketable securities (available-for-sale securities segregated for the benefit of members), including related gains and losses, are recorded on a trade date basis. Marketable securities are recorded on the consolidated balance sheets at fair value, based on third party market price quotations.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Unrealized gains and losses on securities are recorded as a separate component of members’ equity. As of December 31, 2006, there were no unrealized gains and losses included in other comprehensive income due to the sale of securities. Interest income, as depicted on the consolidated statements of income, represent interest earned on marketable securities, variation margin deposits and cash and cash equivalents.
Fair Value of Financial Instruments
Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of the fair value of financial instruments at the balance sheet date. The Exchange considers cash and cash equivalents, cash — clearing member deposits and variation deposits, short-term investments, customer accounts receivable, certain other assets, accounts payable and accrued expenses, due to members, and LRPAC payable to be its financial instruments. Based upon the short-term nature of these financial instruments or their market rates, the estimated fair values of the Exchange’s financial instruments closely approximate their carrying values.
Transaction Fees
Transaction fees include exchange contract fees and associated clearing fees which are recorded as revenues in the period the related contracts are traded. Exchange contract fees are charged for purchases and sales of contracts, but are not charged for mechanical adjustments, transfers and certain pass-out transactions. Clearing fees are charged for purchases and sales of contracts, but are not charged for certain pass-out transactions.
Market Data Fees
Market data fees include ticker and quotation fees which are recorded based upon the number of locations and terminals used by the subscribers. Ticker fees are paid to the Exchange by the third party ticker vendors in accordance with the quantity of their users who subscribe to receive NYBOT data. The Exchange also charges a quarterly fee to the third party ticker vendors. This fee compensates the Exchange for the dedicated routers installed both at NYBOT and at vendor locations and for the costs of the telecommunications lines.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Other Revenues
Other revenues include: initiation, booth, broker telephone, clerk, grading, and certification fees which are recorded as revenues in the year in which they are earned.
Other revenues also include eCOPS® documentation fees. eCOPS is an extension of the Exchange’s Commodity Operations Processing System (“COPS”). The COPS system was revised to operate not on proprietary hardware, but via the Internet from the COPS users’ own computers. eCOPS documentation fees represent an additional service provided to COPS users for handling commodities documents, not available previously under the COPS system, on-line. The eCOPS platform is also used for the traditional functions of the prior COPS system. NYBOT began processing eCOPS coffee transactions in 2004 and eCOPS cocoa transactions in 2005. eCOPS revenue is included in other revenue in the accompanying consolidated statements of income.
Compensation and Benefits
Compensation and benefits include payroll costs, employee benefits, matching contributions and payroll taxes. The balance includes severance expense of $115,226, $240,718 and $495,624, relating to terminations of five, five and eight individuals that occurred during 2006, 2005 and 2004, respectively. As of December 31, 2006, 2005 and 2004, accounts payable and accrued expenses included $96,779, $2,292 and $225,110, respectively, related to the remaining severance payments.
Depreciation and Amortization
Furniture and equipment are depreciated on the straight-line method over their estimated useful lives, generally five to twelve years.
Electronic data processing equipment and software are amortized under the double-declining balance method over a period of five years.
Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful lives or the remaining term of the underlying leases.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Advertising Expenses
Advertising expenses, which totaled $757,731, $553,673, and $488,385 for the years ended December 31, 2006, 2005 and 2004, respectively, are expensed as incurred and are included in selling, general and administrative expenses in the accompanying consolidated statements of income.
Selling General and Administrative Expenses
Selling, general and administrative expenses primarily include fees associated with rent, marketing and communication, software and computer maintenance, travel and entertainment, broker and general telephone and insurance. These amounts are expensed as incurred.
3. Unusual Items
Net Gain on Insurance Settlement
As noted, due to the Events of September 11th, the Exchange’s premises were destroyed. As a result, the Exchange was required to relocate its operations and replace a significant portion of its furniture, fixtures and equipment. All furniture, fixtures and equipment which were destroyed were written off in 2001. In addition, the Exchange has incurred incremental expenses that never would have been incurred but for the Events of September 11th. These extra expenses include $3,547,391 recorded in 2002, and $4,041,400 recorded in 2003. During 2004, the Exchange concluded certain disaster claims with its insurance carriers which yielded insurance proceeds for expenses previously incurred. Such proceeds are included in selling, general and administrative expenses in the accompanying consolidated statements of income as a reduction to expenses.
The Exchange filed claims with its insurance carriers for the replacement costs of property and equipment necessary for the operation of the Exchange as well as reimbursement for incremental expenses incurred in connection with the Events of September 11th. As the amount recovered from the Exchange’s insurance carrier exceeded the sum of the net book value of furniture, fixtures and equipment destroyed, proceeds of $9,000,000 and $1,600,000 were recorded as a gain in 2002 and 2004, respectively, and were included within selling, general and administrative expenses in the accompanying consolidated statements of income. The insurance claim was closed in May 2004.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
3. Unusual Items (continued)
Clearing Member Default Costs
On May 17, 2000, Klein & Co. Futures, Inc. (“Klein”), a former clearing member of NYCC, defaulted on its margin obligations to NYCC, which resulted in a margin deficiency and related liquidation costs of approximately $6,000,000. NYCC, pursuant to its rules, then applied all funds on deposit with it from Klein to cover the deficiency. Thereafter, the management of the Exchange decided that in the interest of promoting confidence in the U.S. futures markets in general, and in the Exchange’s markets in particular, it would make whole any customer that suffered losses as a result of the default of Klein, in return for the customer assigning its claims against Klein to the Exchange. In the years prior to 2003, the Exchange paid out a total of approximately $6,000,000 as consideration and legal expenses for the assignment to it of such claims. In 2006, 2005 and 2004, costs related to the clearing member default totaled $34,039, $275,104 and $694,163, respectively, comprised largely of legal fees related to defending the lawsuits described in Note 13—Contingencies.
Termination of CFFE and OCC Agreements
The Exchange and eSpeed Inc. (“eSpeed”) renegotiated agreements (the Cantor Financial Futures Exchange (“CFFE”) Agreement and the Over-the-Counter Clearing (“OCC”) Agreement) that originated between Cantor Fitzgerald and NYCE in 1997. The original agreements established a marketplace for the electronic trading of U.S. Treasury futures and provided for regulatory and clearing services. Under the new agreement, which was executed in the third quarter of 2004 and which will continue through 2017, all previous agreements between the NYBOT/NYCC and Cantor Fitzgerald/eSpeed companies have been terminated. As a result of the new agreement, NYBOT is entitled to enter into contracts, combinations, alliances and ventures of any kind with any entity, other than arrangements involving the electronic trading of treasury futures.
Also, as a result of the renegotiation, eSpeed is the sole owner of the CFFE and the Commodity Futures Clearing Corporation of New York, which had been a subsidiary of CSCE. Additionally, NYBOT and eSpeed have agreed that NYBOT will provide processing services for futures contracts and options on futures contracts listed on the CFFE or other exchanges designated by eSpeed. NYBOT made a payment to eSpeed in connection with the transaction and was originally obligated to make certain subsequent anniversary payments.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
3. Unusual Items (continued)
In December 2004, NYBOT and eSpeed agreed to an early payment of all outstanding NYBOT obligations. The total cost of the initial payment and the final December payment was $5,537,500, which included $37,500 of interest expense.
Costs of Proposed Merger
During 2006, NYBOT engaged a number of legal, accounting and business consulting firms to assist in the development, negotiation, analysis and documentation of a proposed merger with the IntercontinentalExchange, Inc. (“ICE”). The costs of these services were $4,111,248 and are included in professional services on the consolidated statements of income for the year 2006. The merger was consummated on January 12, 2007 as described in Footnote 16-ICE Merger.
4. Short-term Investments
As of December 31, 2006, 2005 and 2004, all marketable securities, including securities segregated for the benefit of members, have been classified as available-forsale. For the years ended December 31, 2006, 2005 and 2004, the Exchange recognized unrealized gains (losses) of $11,071, ($11,409) and ($18,454), respectively, net of tax of $6,500, $6,699 and $10,837, respectively, which are included in the accompanying consolidated statements of changes in members’ equity as a component of comprehensive income.
The cost and market value of the Exchange’s marketable securities, including securities segregated for the benefit of members, at December 31, 2006, 2005 and 2004 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value

December 31, 2006
U.S. Government and agency securities	$3,081,769	$—	$—	$3,081,769

Total marketable securities	$3,081,769	$—	$—	$3,081,769

December 31, 2005
U.S. Government and agency securities	$13,160,636	$1,705	$19,274	$13,143,067

Total marketable securities	$13,160,636	$1,705	$19,274	$13,143,067

December 31, 2004
U.S. Government and agency securities	$10,633,096	$1,369	$754	$10,633,711

Total marketable securities	$10,633,096	$1,369	$754	$10,633,711

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
4. Short-term Investments (continued)
At December 31, 2006, the maturities of the Exchange’s marketable securities were as follows:

	December 31, 2006
	Original	Market
	Cost	Value

Due within one year	$3,022,059	$3,081,769
Due after one year through five years	—	—

	$3,022,059	$3,081,769

Gross realized gains on sales of marketable securities, using the specific identification method, were $24,506 for the year ended December 31, 2006. Gross realized losses on sales of marketable securities, using the specific identification method, were $15,100 and $3,255 for the years ended December 31, 2005 and 2004, respectively. Gross realized gains and losses on sales of marketable securities were included in interest income in the consolidated statements of income.
5. Furniture, Equipment and Leasehold Improvements
Property and equipment are recorded at cost, reduced by accumulated depreciation. Depreciation and amortization expense is computed using the straight-line and double declining balance method based on estimated useful lives of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or the estimated useful life of the asset. Maintenance and repairs are expensed as incurred. The Exchange capitalizes costs related to software development or obtained for internal use. Software development costs incurred during the preliminary or maintenance project stage are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized over the estimated useful life of five years.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
5. Furniture, Equipment and Leasehold Improvements (continued)
Furniture, equipment and leasehold improvements, at cost, consist of the following as of December 31:

	2006	2005

Equipment	$23,209,174	$18,997,377
Leasehold improvements	14,972,384	14,350,110
Furniture and fixtures	1,400,108	1,196,179
Capitalized software	19,232,119	16,111,196

	58,813,785	50,654,862
Less:
Accumulated amortization of leasehold improvements	7,293,505	5,864,113
Accumulated depreciation of other assets	29,006,040	23,559,878

Fixed assets, net	$22,514,240	$21,230,871

6. Cash and Securities Segregated for the Benefit of Members/Long Range Planning Advisory Committee
As of December 31, 2006, 2005 and 2004, the Exchange has designated and pledged $0, $982,655 and $1,964,919, respectively, of marketable securities, including any interest earned, and $329,196, $598,226 and $941,204, respectively, of cash, to provide future benefits to more experienced members who participate on the Long Range Planning Advisory Committee (“LRPAC”), which provides the Exchange with strategic planning and counseling. Eligibility for participation on LRPAC is based on certain criteria, including member’s age, years of full membership and service on Exchange boards, committees or floor trading activity over a period of time. To be considered for qualification, a member must have owned a full membership in the CSCE on November 3, 1997 or have submitted a complete application for membership in the CSCE on or before that date. As long as any assets are covered by such pledge, the resolution regarding the LRPAC cannot be amended, modified or terminated. Distribution of compensation to the qualifying and participating members began in April 2001.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
6. Cash and Securities Segregated for the Benefit of Members/Long Range Planning Advisory Committee (continued)
For the years ended December 31, 2006, 2005 and 2004, the Exchange recorded $519,517, $1,324,997 and $1,250,000, respectively, of expense related to the LRPAC plan which is included in selling, general and administrative expenses in the consolidated statements of income.
7. Notes Payable
On June 10, 1998, promissory notes with a face value of $45,163,900 and $9,637,200 were issued to Class A and Class B members, respectively. The notes payable were non-interest bearing. They were carried in the consolidated balance sheets at face value, which included an imputed unamortized discount. The discount on the notes payable was imputed using a discount rate of 7%. The notes payable were secured by a credit agreement with various lenders. The notes were paid off in full effective June 10, 2004.
8. Accounts Payable and Accrued Expenses
The Exchange had been commissioned by its lessor to construct and finance specified additions and leasehold improvements to its leased space at 4 World Trade Center, New York, New York. The lessor was required to reimburse the Exchange for these costs and was to retain title to the additions and leasehold improvements. The Exchange commenced the leasehold improvements in 1999. During 2000, the Exchange received an advance payment of $17,500,000 from the lessor relating to the reimbursements on the leasehold improvements and specific additions.
The Exchange was required to complete the leasehold improvements by February 2005. Through September 11, 2001, the Exchange had spent $11,094,584 of the $17,500,000 advance payment from the lessor.
As a result of the Events of September 11th, the leased space was destroyed. Management of the Exchange is currently determining the impact of such events on this arrangement and, accordingly, has included the remaining approximately $6,400,000, representing cash that was not yet used for leasehold improvements, as accounts payable and accrued expenses in

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
8. Accounts Payable and Accrued Expenses (continued)
the accompanying consolidated balance sheets. This amount was classified as future rent liability in the accompanying consolidated balance sheets in 2005.
9. Income Taxes
The Exchange’s provision (benefit) for income taxes for the years ended December 31, 2006, 2005 and 2004 includes the following components:

	Year ended December 31
	2006	2005	2004

Current:
Federal	$9,134,237	$8,826,706	$2,850,470
State and local	5,846,175	4,890,822	1,291,048

	14,980,412	13,717,528	4,141,518

Deferred:
Federal	(1,014,342)	(735,646)	1,450,642
State and local	(467,488)	(386,724)	762,592

	(1,481,830)	(1,122,370)	2,213,234

	$13,498,582	$12,595,158	$6,354,752

The Exchange provides for income taxes according to SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 uses an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of items that have been recognized in financial statements or tax returns. SFAS No. 109 requires the financial statement recognition of deferred tax assets unless it is more likely than not that such assets will not be realized.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
9. Income Taxes (continued)
The tax effect of temporary differences between carrying amount of assets and (liabilities) at December 31, 2006 and 2005 are as follows:

	December 31
	2006	2005

Deferred tax assets:
Book depreciation in excess of tax	$290,890	$18,517
Deferred compensation	42,713	—
Deferred rent	376,731	306,137
Tax basis in assets lost on 9/11	4,850,455	4,745,082
Contract termination	2,104,366	2,251,648
Charitable contribution	—	45,101
Grant amortization net of asset depreciation	1,620,390	1,184,435

Total deferred tax assets	$9,285,545	$8,550,920

	December 31
	2006	2005

Deferred tax liabilities:
Capitalization and amortization of software development costs	$(2,484,090)	$(2,255,180)
Insurance proceeds net of assets depreciation	(8,462,854)	(9,438,970)
Interest expense on notes	—	—
Unrealized loss on marketable securities	—	6,500

Total deferred tax liabilities	$(10,946,944)	$(11,687,650)

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
9. Income Taxes (continued)
A reconciliation of the statutory U.S. federal income tax rate to the Exchange’s effective income tax rate for the years ended December 31, 2006, 2005 and 2004 is as follows:

	Year ended December 31
	2006	2005	2004

Statutory federal income tax rate	35.0%	35.0%	35.0%
State and local income taxes	12.7	10.6	10.6
Meals and entertainment	0.1	0.3	0.1
Member group insurance	0.9	1.0	1.7
Capitalized acquisition costs	3.6	—	—
Release of tax reserves	-2.6	—	—
Changes in estimates	-0.4	2.0	3.1
Other	-0.4	0.4	—

Total provision for income taxes	48.9%	49.3%	50.5%

10. Clearing Members’ Original and Variation Margins and Guaranty Fund Deposits
NYCC, the clearing organization for the Exchange, requires all clearing members to have on deposit cash, money market mutual fund shares, U.S. Government obligations, or letters of credit in accordance with its established original margin requirements. NYCC also maintains separate bank accounts for clearance of clearing members’ daily variation margin settlements. Generally, any significant daily overnight balance in the clearance account is invested in money market mutual funds.
NYCC’s By-laws (the “By-laws”) also provide that each clearing member make deposits to the Guaranty Fund. These amounts serve to secure the obligations of a clearing member and shall be used to cover losses sustained by NYCC as a result of the default of the clearing member, as described in the By-laws. The By-laws further provide that all income earned from investing members’ cash deposits in the Guaranty Fund belong to NYCC and are included in interest income in the accompanying consolidated statements of income.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
10. Clearing Members’ Original and Variation Margins and Guaranty Fund Deposits (continued)
As of December 31, 2006 and 2005, clearing members’ original and variation margins and Guaranty Fund cash deposits are as follows:

	December 31
	2006	2005

Original margin	$671,071,418	$494,893,704
Variation margin	5,750,000	7,575,000
Guaranty Fund	1,779,150	1,849,150

Total	$678,600,568	$504,317,854

The Exchange has recorded these cash deposits in the accompanying consolidated balance sheets as assets with offsetting liabilities to the clearing members who deposited the funds. The majority of deposit balances are denominated in foreign currencies. Any foreign currency gains or losses on the assets are fully offset by foreign currency gains or losses on the offsetting liabilities.
As of December 31, 2006 and 2005, U.S. Government obligations and letters of credit pledged by the clearing members as original margin and Guaranty Fund deposits, as detailed below, are not reflected in the accompanying consolidated balance sheets.
The U.S. Government obligations and letters of credit are held in safekeeping and any interest and gain or loss accrues to the clearing member.

	Year ended December 31
	2006			2005
	U.S. Government		Money	U.S. Government		Money
	Securities at	Letters of	Market	Securities at	Letters of	Market
	Face Value	Credit	Mutual Fund	Face Value	Credit	Mutual Fund

Original margin	$2,585,615,000	$—	$495,005,000	$1,870,038,000	$—	$503,660,000
Guaranty Fund	85,730,000	—	—	88,935,000	—	—

Total	$2,671,345,000	$—	$495,005,000	$1,958,973,000	$—	$503,660,000

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
11. Savings and Investment Retirement Plan
The Exchange sponsors a Savings and Investment Retirement Plan (the “SIR”). Total cost for the SIR, which is included in compensation and benefits in the accompanying consolidated statements of income, totaled $2,021,536, $1,852,058 and $1,737,024 for 2006, 2005 and 2004, respectively.
12. Commitments
Effective November 7, 2003, the Exchange entered into a master capital lease agreement with General Electric Credit Corporation as Lessor. The Lessor agreed to sublease from the Exchange certain of the project personalty (as defined in the Equipment Lease Agreement between the Exchange and the New York City Industrial Development Agency (“IDA”)) and to sub-sublease such IDA assets to the Exchange under one or more schedules from time to time. The agreement then consisted of one thirty-six month schedule for $4,182,955 of capitalized lease costs at 5.3710% per annum and one sixty month schedule for $3,817,045 of capitalized lease costs at 5.97073% per annum.
Both schedules could be terminated early by the Exchange in accordance with certain notice and make whole provisions. The Exchange terminated both schedules on December 6, 2004, with the payments of $2,770,329 and $3,102,723, which included make whole provisions of $33,175 and $34,339. The assets leased were installed primarily at the main facility at One North End Avenue, placed in service as of the initiation of trading activities on September 2, 2003 and depreciated by $2,571,747 in 2004. The financial covenants were identical to those imposed in the Agreement. Management of the Exchange believed it was in compliance with all financial covenants of the Agreement as of December 31, 2003. The Exchange had no future capital lease commitments as of December 31, 2006.
The Exchange’s leased space at 4 World Trade Center was comprised of a trading floor, other common areas and office space (the “Basic Lease”). The leases were all made co-terminus to January 15, 2015. The lease agreements included space, a business activity fee, and supplemental rent. In connection with these transactions, the City of New York had granted the lessor an annual credit to be applied by the lessor against certain payments in lieu of taxes to be paid to the City of New York in consideration of the lessor having reduced the basic rental under the Exchange’s lease by a like amount. As a result of the Events of September 11th, the leased space was destroyed. Management of the Exchange is currently determining the impact of such events on this arrangement.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
12. Commitments (continued)
In September 2001, the Exchange relocated its trading floor and the NYCC to a back up facility in Long Island City, which the Exchange leased pursuant to an operating lease that was scheduled to expire on September 30, 2009. The Exchange also constructed and fitted two additional parcels of space at Long Island City pursuant to additional operating leases. Effective December 2003, the 2nd floor lease parcel at Long Island City terminated. Effective March 1, 2004, the lease was amended to extend the terms for the original space and for the 1st floor lease parcel, both located at this back-up facility, by fifty-one months to December 31, 2013.
In February 2002, the Exchange relocated other portions of its administrative and IT staff to 39 Broadway, New York, NY pursuant to an operating lease that expires on June 30, 2014. The lease amounts per year include rent escalations. The Exchange fitted out and equipped this space as its new primary computer center, its new grading facility and for certain administrative offices.
In November 2002, the Exchange entered into a lease agreement with the New York Mercantile Exchange (“NYMEX”) to lease space at One North End Avenue in lower Manhattan. Rent commencement dates on the four parcels of space occurred at various dates between March 2003 and July 1, 2003, regardless of occupancy by the Exchange. The lease term extends to July 1, 2013 and includes one renewal option of five years and an understanding to endeavor to reach terms for a second renewal of five years. However, NYMEX has the right, at any time prior to January 1, 2011, to issue to the Exchange a Termination Event Notice, which would eliminate the option to renew. All space at NYMEX is subject to rent escalation by which NYMEX would recover actual escalated costs.
The Exchange also leases space for FINEX in Dublin, Ireland pursuant to an operating lease, which was scheduled to expire on May 14, 2004. As of February 1, 2004, by mutual consent of the Exchange and the Industrial Development Agency (Ireland) as landlord, the aforementioned lease agreement was terminated. At the same time, the Exchange accepted the assignment of an existing operating lease for separate and smaller space in the same facility. This operating lease extends through July 1, 2019 with an option to terminate on July 1, 2009.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
12. Commitments (continued)
Effective November 1, 2004, the Exchange granted to NYMEX a license to utilize a portion of the Dublin premises, for a period of one year, for the purpose of providing a marketplace for trading of futures contracts on Brent Oil and options on such futures contracts (and other contracts as may be mutually agreed upon by the parties) by open outcry. The Exchange received from NYMEX $60,833 and $304,167 in 2004 and 2005, respectively, and then the agreement terminated.
Rent expense for all leased premises totaled $6,231,156, $6,007,769 and $5,678,140 for the years ended December 31, 2006, 2005 and 2004, respectively, and is included in selling, general and administrative expense in the accompanying consolidated statements of income.
The following is a schedule of the Exchange’s minimum rental commitments under non-cancelable leases as of December 31, 2006:

Year ending December 31:
2007	$6,120,072
2008	5,927,681
2009	6,065,092
2010	6,210,371
Thereafter	24,944,957

$49,268,173

13. Contingencies
Klein v. NYBOT
On July 26, 2000, Klein & Co. Futures, Inc., or Klein, commenced a civil action, referred to as the Klein Action, in the United States District Court for the Southern District of New York (00 Civ. 5563) against numerous defendants, including NYBOT, various affiliates of NYBOT and officials of NYBOT and/or its affiliates. Klein’s claims arise out of its collapse in the wake of the recalculation of settlement prices for futures and options on the Pacific Stock Exchange Technology Index (an index of technology stocks) in May 2000. Klein purported to allege federal claims arising under the CEA and various state law claims. On February 18, 2005, the District Court dismissed Klein’s CEA claims with prejudice in accordance with Section 22(b) of the CEA for lack of standing and declined to exercise supplemental jurisdiction over Klein’s state law claims. On September 18, 2006, a panel of the United States Court of Appeals for the Second Circuit affirmed the

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
13. Contingencies (continued)
District Court’s February 18 Decision. On October 2, 2006, Klein filed a motion for rehearing with the suggestion for rehearing en banc insomuch as the panel affirmed the District Court’s dismissal of its CEA claims against NYBOT and certain of its affiliates. That motion was denied. On January 31, 2007, Klein filed a motion to extend the time within which to file a petition for a writ of certiorari in the case to and including March 14, 2007. The motion was recently granted. On March 1, 2007, Klein filed a parallel action in the Supreme Court of the State of New York, New York County, against certain defendants including NYBOT and its former president, alleging as against NYBOT and its former president a claim for slander and libel relating to NYBOT’s statement in May 2000 that in connection with Klein’s collapse, Klein had misused its customer funds to pay its obligations to NYBOT’s clearing house.
Management believes that the Exchange has substantial defenses to the abovementioned actions and intends to vigorously defend the matters. Because the matter has recently been commenced, the Exchange is not in a position to estimate the amount or the range of any probable loss.
NYBOT v. Klein
On May 14, 2001, NYBOT and NYCC commenced an action, referred to as NYBOT’s Action, in the United States District Court for the Southern District of New York (01 Civ. 4071) against Klein. NYBOT and NYCC commenced this action in their capacity as the assignees of certain claims that were held against Klein by its former customers. NYBOT’s action seeks to recover money owed by Klein to those customers in the wake of Klein’s collapse. In the same decision that dismissed the Klein action, the District Court dismissed all of Klein’s counterclaims against NYBOT, denied NYBOT’s motion for judgment on the pleadings and found that the complaint in NYBOT’s action did not state a claim for which relief could be granted. However, the District Court granted NYBOT leave to replead. On April 14, 2005, NYBOT and NYCC filed an amended complaint, which Klein subsequently moved to dismiss. NYBOT and NYCC opposed that motion. Although fully briefed since August 5, 2005, Klein’s motion remains sub judice as of this date. Management believes that the Exchange has substantial defenses to the abovementioned actions and intends to vigorously defend the matters. The Exchange is not in a position to estimate the amount or the range of any probable loss.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
13. Contingencies (continued)
Altman et al v. NYBOT
This action was commenced in Supreme Court of the State of New York, County of New York, on December 8, 2006, by certain holders of non-equity trading permits (“Permit Holders”) of NYBOT, seeking declaratory, monetary and injunctive relief with respect to the acquisition of NYBOT by ICE (the “ICE Merger”). Plaintiffs allege that, in violation of contract rights and/or rights under New York’s Not-For-Profit Corporation Law (“NPCL”), NYBOT’s Permit Holders, including Plaintiffs, were not permitted to vote with respect to the ICE Merger and will not receive any part of the merger consideration. Plaintiffs seek (1) to enjoin consummation of the ICE Merger, (2) declaratory relief regarding their past and future rights as Permit Holders, and (3) an award of unspecified damages on claims for breach of fiduciary duty, breach of contract, unjust enrichment, estoppel and fraud. On January 10, 2007, Plaintiffs unsuccessfully sought a temporary restraining order to enjoin the ICE Merger.
On January 3, 2007, NYBOT filed a motion to dismiss the Complaint. Oral argument of that motion and the Plaintiffs’ motion for an injunction was heard on February 9, 2007, at which time the Court reserved decision. Management believes that the Exchange has substantial defenses to the abovementioned actions and intends to vigorously defend the matters. Because the matter has recently been commenced, the Exchange is not in a position to estimate the amount or the range of any probable loss.
14. Government Grant
In November 2002, the Exchange entered into a ten-year agreement with the New York State Urban Development Corporation d/b/a Empire State Development Corporation (“ESDC”). As a result of the terrorist attacks on the World Trade Center on September 11, 2001, the ESDC, in cooperation with the New York City Economic Development Corporation d/b/a New York City Industrial Development Agency (“IDA”), determined that the Exchange was eligible for assistance under the World Trade Center Job Creation and Retention Program. In November 2002, the Exchange received a grant of $23,300,000 to be used for fixed asset acquisitions expected to be incurred in 2003 and beyond. The Exchange records this grant in income ratably as the related expenses are incurred. Effective in 2004, the amortization of the grant was capped by the agreed upon schedule for potential recapture of the grant. The grant amortization was $1,747,500 in 2006 and 2005. The grant amortization in succeeding years is capped by that individual year’s recapture amount. The amortization of the grant is

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
14. Government Grant (continued)
recorded as a reduction to depreciation expense and is included in depreciation and amortization in the accompanying consolidated statements of income.
The following is a schedule of future grant amortization as of December 31, 2006 of each year:

Year ending December 31:
2007	$1,750,000
2008	1,750,000
2009	1,750,000
2010	1,750,000
Thereafter	5,232,502

$12,232,502

In connection with the grant, the Exchange committed to reestablish its business within the Liberty Zone for a period of ten years and to employ no fewer than 170 employees. In the event that the Exchange employment drops below 170 employees, a recapture provision would require the repayment of the grant at annually reduced values through the term of the agreement. The potential recapture amount of $23,300,000 at the start of the agreement will decrease each year in accordance with a defined schedule in the ten-year agreement. The deferred government grant may decrease each year based upon the depreciation in that year of assets funded by the grant, but the accumulated amortization of the grant must, at all times, be equal to or less than the cumulative reduction in the recapture amount.
As of December 31, 2006, the potential recapture amount had decreased to $12,232,502. Based on its expectations as of December 31, 2006, the Exchange expects to meet this requirement and retain the entire amount.
15. Obligations in Respect of Cleared Contracts
NYCC assumes all of the rights and obligations of the buyer with respect to the clearing member representing the seller, and all of the rights and obligations of the seller with respect to the clearing member representing the buyer, under each futures contract and option it clears, after which the clearing members have no further rights and obligations with respect to each other under such futures contract or option. The rights and obligations of NYCC under any cleared futures contract or option continue in effect until the first to occur of:

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
15. Obligations in Respect of Cleared Contracts (continued)
(a) the liquidation of such futures contract or option by the holder through an offsetting trade, (b) the exercise of any option (after which NYCC assumes the rights and obligations under the futures contract issued pursuant to such exercise), (c) final cash settlement of the futures contract, and (d) issuance of a delivery notice by NYCC to the receiver with respect to a futures contract of a deliverer.
NYCC marks all outstanding futures contracts and options to the market daily. Clearing members that experience net losses under outstanding futures contracts since the prior business day are required to pay NYCC the amount of those net losses in cash. Clearing members that experience net profits under outstanding futures contracts since the prior business day are entitled to be paid those net profits by NYCC in cash. The payments of profits and losses are known as “variation margin.”
NYCC requires all clearing members to maintain on deposit with NYCC an amount to secure payment of such variation margin as may become owing by the clearing members, and such deposits are known as “original margin.”
A clearing member that is the buyer of an option must pay the premium to NYCC which, in turn, pays the premium for each option to the clearing member that is the seller of an option. No variation margin is paid or collected with respect to options. However, clearing members are required to deposit with NYCC original margin with respect to options sold, and the required amount will increase or decrease each day to reflect losses or profits incurred on those options since the prior business day. No original margin is required with respect to options that have been bought.
Should a particular clearing member fail to deposit original margin, or to make a variation margin payment, when and as required, NYCC may liquidate its open positions and use its original margin and Guaranty Fund deposits to make up the amount owing. In the event that those deposits are not sufficient to pay that amount in full, NYCC may utilize the Guaranty Fund deposits of all clearing members for that purpose and, in addition, may assess all clearing members to meet any remaining shortfall.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
16. ICE Merger
On December 11, 2006, a special meeting of the members of the Board of Trade of the City of New York, Inc. was held in order to consider and vote on a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, pursuant to which, among other things, NYBOT has agreed to be merged with and into merger sub (merger sub refers to CFC Acquisition Co., a Delaware corporation and wholly-owned subsidiary of IntercontinentalExchange, Inc.), with merger sub surviving the merger as a wholly-owned subsidiary of ICE and a for-profit Delaware corporation. NYBOT’s Board of Governors had overwhelmingly recommended, by a 22-1 vote, that NYBOT members vote FOR the approval and adoption of the merger agreement.
In the proposed merger, NYBOT members would be entitled to receive either $1,074,719 in cash (“Cash Consideration”) or 17,025 shares of common stock, par value $0.01 per share, of ICE (“Stock Consideration”), or a combination of cash consideration and stock consideration, for each NYBOT membership interest.
NYBOT members would be able to specify (i) the number of membership interests, or the percentage of one or more membership interests, held by such member with respect to which such member elects to receive cash consideration (the “Cash Election”) and/or (ii) the number of membership interests, or the percentage of one or more membership interests, held by such member with respect to which such member elects to receive stock consideration (the “Stock Election”). These elections, however, would be subject to proration to ensure that the total amount of cash paid by ICE in the merger is approximately $400 million.
Approval and adoption of the merger agreement by NYBOT members required the affirmative vote of two-thirds of the votes cast by NYBOT members at the NYBOT special meeting where a quorum was present.
Each NYBOT member of record as of November 15, 2006, was entitled to one vote on each proposal set forth at the NYBOT special meeting (irrespective of the number of membership interests held by such member). The affirmative vote must also have represented a quorum, which is 10% of NYBOT members present and entitled to vote at that meeting.

Board of Trade of the City of New York, Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
16. ICE Merger (continued)
The NYBOT membership voted overwhelmingly, by 93%, in favor of the proposal to merge. Two conditions to the completion of the merger remained to be satisfied as of December 11, 2006. First, the merger was subject to the approval of the Commodity Futures Trading Commission, (“CFTC”), under the Commodity Exchange Act.
In January of 2007, the CFTC approved (i) the transfer, to the surviving corporation, of all contracts currently listed for trading on NYBOT, (ii) the transfer, to the surviving corporation, of all associated open interest in such contracts, and (iii) retention by the surviving corporation of the prior approval and certification status of all NYBOT rules and contracts. Second, it was a condition to the obligation of NYBOT to consummate the merger that it receive a private letter ruling from the Internal Revenue Service (“IRS”) to the effect that NYBOT members and holders of NYBOT trading permits will not recognize gain in connection with the merger other than with respect to any cash consideration received. In January of 2007, NYBOT received a favorable private letter ruling from the IRS. On January 12, 2007, the merger was consummated.
Brown Brothers Harriman (“BBH”) acted as financial advisor to NYBOT in identifying and evaluating strategic opportunities to maximize the value of NYBOT’s franchise, and to help determine the value of NYBOT in the marketplace. The merger of NYBOT and ICE constituted a transaction within the meaning of the financial advisory services contract between NYBOT and BBH. Upon consummation of the merger, NYBOT paid to BBH a cash fee (the “Completion Fee”) for its advisory services. The fee was $17,372,748, or 1.0% of the transaction consideration reduced by $500,000 for retainer fees previously paid to BBH.